Exhibit 99.1

Astrotech Corporation Appoints Scott Bartley as Interim Chief Financial Officer

AUSTIN, Texas, October 31, 2025 (GLOBE NEWSWIRE) -- Astrotech Corporation (Nasdaq: ASTC) (the “Company” or (“Astrotech”), today announced that it has appointed Scott Bartley as Interim Chief Financial Officer (“CFO”) of the Company, effective as of October 20, 2025.

“We are pleased to announce Scott Bartley as Chief Financial Officer,” stated Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech Corporation. “He brings over two decades of expertise as a Controller and CFO, across multiple industries, providing important qualification and vantage points for our business across multiple end markets.”

Mr. Bartley, age 56, has served as a financial consultant since 2011, including roles as Chief Financial Officer and controller for both public and private companies where he provided detailed accounting, reporting, fundraising and audit support. Mr. Bartley has served as a consultant at Bridgepoint Consulting since 2018. Previously, Mr. Bartley was owner and managing director of Tolarus Partners from 2013 to 2015 and Helix Advisors from 2011 to 2013 and again from 2015 to 2018, providing contract Chief Financial Officer and valuation services to technology, manufacturing and pharmaceutical clients. Mr. Bartley was Chief Financial Officer of Westlake Securities, a broker dealer from 2008 to 2011. Prior to Westlake Securities, Mr. Bartley was an Assurance Senior Manager at Deloitte & Touche, LLP.

Mr. Bartley is a Certified Public Accountant and Certified Valuation Analyst. He received a Bachelor of Business Administration and Master of Professional Accounting degree from the University of Texas at Austin.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that creates, operates, and scales innovative businesses through its wholly owned subsidiaries. Each subsidiary leverages Astrotech’s core technology to serve specialized markets:

●	1st Detect develops, manufactures, and markets trace detection systems for security and narcotics screening applications.
●	AgLAB designs process analyzers tailored to the agriculture industry.
●	Pro-Control produces solutions for in-situ chemical process control in industrial manufacturing.

●	BreathTech is advancing a breath analysis platform to detect volatile organic compounds (VOCs) associated with infections and critical health conditions.
●	EN-SCAN, Inc. delivers portable, ruggedized environmental testing solutions that integrate gas chromatography and mass spectrometry for use in challenging field environments.

Astrotech is headquartered in Austin, Texas. To learn more, visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

Matt Kreps

Darrow Associates

(214) 597-8200

mkreps@darrowir.com